EX-99.906CERT

         Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

I, David F. Sand, Chief Executive Officer and Principal Financial Officer of
Access Capital Strategies Community Investment Fund, Inc. (the "Fund"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section
1350, that:

1. The N-CSR of the Fund (the "Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

                           /s/David F. Sand
                           David F. Sand
                           Chief Executive Officer and
                           Principal Financial Officer

                           Dated: July  30, 2008